Pricing Supplement No. 1081 To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated March 18, 2011; Rule 424(b)(2)
Deutsche Bank AG, London Branch
$5,696,000 Rebalancing Tracker Notes Linked to the Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return, the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM, the Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD) and the Deutsche Bank Fed Funds Total Return Index due March 21, 2014
General
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The Rebalancing Tracker Notes (the “securities”) are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a basket of four indices (each, a “Basket Index” and, collectively, the “Basket Indices”), the Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return (the “Booster Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and the Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”), the return of which is reduced, in each case, by the respective Adjustment Factor.  Investors will have equal notional exposure to each Basket Index on the Trade Date. The basket is subsequently rebalanced on each quarterly Observation Date by resetting the notional exposure to each of the Booster Index, the Harvest Index and EMERALD to again be equal, but at a level taking into account the average performance of these three Basket Indices over the previous three months and the applicable Adjustment Factors. Investors’ notional exposure to the DB Fed Funds Index will not be adjusted on any quarterly Observation Date. Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event (as described below), in which case investors will lose a significant portion, and may lose all, of their investment. In addition, Investors will have the right to cause us to redeem their securities each year in whole or in part. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due March 21, 2014.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities priced on March 18, 2011 (the “Trade Date”) and are expected to settle on March 23, 2011 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of four indices, as set forth below.
	Basket Index	Ticker Symbol	Initial Reference Level
	Booster Index	DBCMBTVE	349.97
	Harvest Index	DBCMHVEG	533.38
	EMERALD	DBVEMR	210.68
	DB Fed Funds Index	DBMMFED1	171.6552
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$7.50	$992.50
Total	$5,696,000.00	$12,947.50	$5,683,052.50
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this pricing supplement.  The securities will be sold with varying underwriting discounts and commissions in an amount not to exceed $7.50 per $1,000.00 Face Amount of securities.
The agent for this offering is our affiliate.  For more information see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$5,696,000.00	$661.30

Deutsche Bank Securities

March 18, 2011

(Key Terms continued from previous page)
Redemption Amount:	You will receive a cash payment on the Maturity Date, Redemption Trigger Payment Date or Investor Redemption Payment Date, as applicable, per $1,000 Face Amount, calculated as follows:
Total Index Notional Exposure – $3,000
The Redemption Amount will not be less than zero. Your investment will be fully exposed to any depreciation in the Basket Indices.
Total Index Notional Exposure:	The sum of the Index Notional Exposure for each Basket Index
Index Notional Exposure:
On the Trade Date, the Index Notional Exposure for each Basket Index is $1,000 per $1,000 Face Amount of securities.
On any Observation Date, Final Valuation Date, Redemption Trigger Valuation Date or Investor Redemption Valuation Date (each, a “Valuation Date”), the Index Notional Exposure for each of the Booster Index, Harvest Index and EMERALD is calculated as follows:
•      If the Reference Level for the relevant Basket Index on such Valuation Date is greater than zero, (a) (i) the sum of the Index Notional Exposure for each of the Booster Index, Harvest Index and EMERALD on the immediately preceding Observation Date** plus (ii) the sum of the Additional Index Amount for each of the Booster Index, Harvest Index and EMERALD on such Valuation Date, divided by (b) the number of Basket Indices with the respective Reference Level greater than zero on such Valuation Date.

•      If the Reference Level for the relevant Basket Index on such Valuation Date is equal to zero, $0.

On the Final Valuation Date, Redemption Trigger Valuation Date or Investor Redemption Valuation Date, the Index Notional Exposure for the DB Fed Funds Index is calculated as follows:
$1,000 x  (Fed Funds Index Return + 1)

Additional Index Amount:
On any Valuation Date, the Additional Index Amount for each of the Booster Index, Harvest Index and EMERALD is calculated as follows:
•      If the Index Notional Exposure for the relevant Basket Index on the immediately preceding Observation Date* is greater than zero, the product of (i) such Index Notional Exposure and (ii) the Period Index Return for such Basket Index.

•      If the Index Notional Exposure for the relevant Basket Index on the immediately preceding Observation Date* is equal to zero, $0.

Period Index Return for the Booster Index, Harvest Index and EMERALD:	On any Valuation Date, the Period Index Return for each of the Booster Index, Harvest Index and EMERALD is calculated as follows:

(	Reference Level on such Valuation Date x Adjustment Factor	)	– 1
Reference Level on the immediately preceding Observation Date*

Fed Funds Index Return:	(	Final Reference Level x Fed Funds Adjustment Factor	)	– 1
Initial Reference Level
Initial Reference Level:	For each Basket Index, the Reference Level for such Basket Index on the Trade Date, as set forth in the table above.
Final Reference Level††:
For purposes of calculating the Redemption Amount payable on the Maturity Date, the Redemption Trigger Payment Date or the Investor Redemption Payment Date, the Reference Level for the respective Basket Index on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable.

Reference Level††:	For each Basket Index, the closing level of such Basket Index on the applicable trading day
Booster Adjustment Factor	=	1 - (0.0116 x (Days / 365))
Harvest Adjustment Factor	=	1 - (0.0116 x (Days / 365))
EMERALD Adjustment Factor	=	1 - (0.0116 x (Days / 365))
Fed Funds Adjustment Factor	=	0.9925
For each Valuation Date, “Days” equals the number of calendar days from, and including, the immediately preceding Observation Date* to, but excluding, such Valuation Date.
Redemption Trigger Amount:	$400
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from but excluding the Trade Date to and including the second trading day immediately preceding the Final Valuation Date, calculated as if such trading day were the Redemption Trigger Valuation Date, is less than the Redemption Trigger Amount (such trading day, the “Redemption Trigger

(Key Terms continued from previous page)
Valuation Date”). The securities will be redeemed by the Issuer for the Redemption Amount calculated as of the Redemption Trigger Valuation Date, with payment made on the date that is five business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date”).
Investor Early Redemption:
You will have the right to cause us to redeem your securities on two Investor Redemption Payment Dates, in whole or in part, for the Redemption Amount by submitting a notice of your intention, indicating the number of securities (in integral Face Amounts of $1,000), to your broker in accordance with your broker’s instructions so that we receive notification of your intention during the applicable Election Period. The Election Period corresponding to each Investor Redemption Payment Date are set forth under “General Terms of the Securities –- Investor Early Redemption” herein. If you exercise your early redemption right, the Redemption Amount payable on the applicable Investor Redemption Payment Date will be calculated as of the corresponding Investor Redemption Valuation Date using the relevant Final Reference Levels and Adjustment Factors on such Investor Redemption Valuation Date. See “General Terms of the Securities –-  Investor Early Redemption” herein.

Observation Dates†††:	June 20, 2011, September 19, 2011, December 19, 2011, March 19, 2012, June 18, 2012, September 18, 2012, December 18, 2012, March 18, 2013, June 18, 2013, September 18, 2013 and December 18, 2013.
Investor Redemption Valuation Dates†††:	March 26, 2012, and March 18, 2013
Investor Redemption Payment Dates†††:	April 2, 2012, and March 25, 2013
Trade Date:	March 18, 2011
Settlement Date:	March 23, 2011
Final Valuation Date††††:	March 18, 2014
Maturity Date††††:	March 21, 2014
CUSIP / ISIN:	2515A1 3K 5 / US2515A13K54
* If there is no Observation Date prior to the relevant Observation Date or Redemption Trigger Valuation Date, the Trade Date.
†† Subject to adjustment for non-trading days and certain Market Disruption Events as described under “General Terms of the Securities – Market Disruption Events” herein.
††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” herein.
†††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” and acceleration as described under “General Terms of the Securities – Commodity Hedging Disruption Events.”

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

Redemption Amount at Maturity

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Indices, payable on the Maturity Date. These examples illustrate that you will lose some or all of your initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the respective Adjustment Factor over the term of the securities and/or a significant decrease in the levels of other Basket Indices. Due the leverage feature of the securities, any negative returns of the Basket Indices will be combined resulting in an accelerated loss on your investment. As a result, a small decrease in the levels of the Basket Indices could result in a significant loss of your initial investment at maturity.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 90 calendar days from the last Observation Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be the Redemption Amount on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of the following four examples, it is assumed that a Redemption Trigger Event does not occur and that you do not exercise your early redemption right. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$1,000.00	0.3%	0.01%	$0.13	$1,000.13
Harvest Index	$1,000.00	0.3%	0.01%	$0.13	$1,000.13
EMERALD	$1,000.00	0.3%	0.01%	$0.13	$1,000.13
DB Fed Funds Index	$1,000.00	0.3%	-0.45%	-$4.52	$995.48
Total Index Notional Exposure	3,995.87
Redemption Amount	$995.87
% Increase / Decrease	-0.41%

Example 1: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $1,000.00 on the last Observation Date. The return of each Basket Index from the last Observation Date to the Final Valuation Date is 0.3%. In this case, even though the Final Reference Level of each Basket Index is higher than the respective Reference Level on the last Observation Date by 0.3%, you would receive a payment at maturity that is less than $1,000.00 Face Amount of securities because the increases in the Final Reference Levels are not sufficient to offset the effect of the Adjustment Factors over the final term of the securities starting from the last Observation Date. Assuming a period of 90 calendar days from the last Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD on the Final Valuation Date would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,000.00 + $1,000.00 + $1,000.00 + $1,000.00 x (100.3% x 0.9971 – 1) + $1,000.00 x (100.3% x 0.9971 – 1) + $1,000.00 x (100.3% x 0.9971 – 1)] / 3

	=	$1,000.13

The Index Notional Exposure for the DB Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x Fed Funds Index Return

	=	$1,000.00 x (100.3% x 0.9925 – 1)

	=	$995.48

Accordingly, you would receive a Redemption Amount of $$995.87 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $3,000.00

	=	$1,000.13 + $1,000.13 + $1,000.13 + $995.48 – $3,000.00

	=	$995.87

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$900.00	-5%	-5.27%	-$47.45	$852.55
Harvest Index	$900.00	-5%	-5.27%	-$47.45	$852.55
EMERALD	$900.00	-5%	-5.27%	-$47.45	$852.55
DB Fed Funds Index	$1,000.00	-5%	-5.71%	-$57.13	$942.88
Total Index Notional Exposure	$3,500.54
Redemption Amount	$500.54
% Increase / Decrease	-49.95%

Example 2: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $900.00 on the last Observation Date. The return of each Basket Index from the last Observation Date to the Final Valuation Date is -5.00%. In this case, even though the Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD on the last Observation Date is less than its Index Notional Exposure of $1,000 on the Trade Date by only 10.00% and the Final Reference Level of each Basket Index is less than the respective Reference Level on the last Observation Date by only 5.00%, you would receive a payment at maturity that is 49.95% less than $1,000.00 per $1,000.00 Face Amount of securities because of your combined exposure to the Basket Indices. Assuming a period of 90 calendar days from the last Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD on the Final Valuation Date would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$900.00 + $900.00 + $900.00 + $900.00 x (95% x 0.9971 – 1) + $900.00 x (95% x 0.9971 – 1) + $900.00 x (95% x 0.9971 – 1)] / 3

	=	$852.55

The Index Notional Exposure for the DB Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x Fed Funds Index Return

	=	$1,000.00 x (95% x 0.9925 – 1)

	=	$942.88

Accordingly, you would receive a Redemption Amount of $500.54 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $3,000.00

=	$852.55+ $852.55 + $852.55 + $942.88 – $3,000.00

=	$500.54

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$1,100.00	20%	19.66%	$216.22	$1,316.22
Harvest Index	$1,100.00	20%	19.66%	$216.22	$1,316.22
EMERALD	$1,100.00	20%	19.66%	$216.22	$1,316.22
DB Fed Funds Index	$1,000.00	20%	19.10%	$191.00	$1,191.00
Total Index Notional Exposure	$5,139.67
Redemption Amount	$2,139.67
% Increase / Decrease	113.97%

Example 3: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $1,100.00 on the last Observation Date. The return of each Basket Index from the last Observation Date to the Final Valuation Date is 20.00% In this case, since the Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD on the last Observation Date is more than its Index Notional Exposure of $1,000 on the Trade Date and the Final Reference Level of each Basket Index is higher than the respective Reference Level on the last Observation Date by 20.00%, you would receive a payment at maturity that is significantly more than $1,000.00 per $1,000.00 Face Amount of securities, again, because of your combined exposure to the Basket Indices. Assuming a period of 90 calendar days from the last Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD on the Final Valuation Date would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,100.00 + $1,100.00 + $1,100.00 + $1,100.00 x (120% x 0.9971 – 1) + $1,100.00 x (120% x 0.9971 – 1) + $1,100.00 x (120% x 0.9971 – 1)] / 3

	=	$1,316.22

The Index Notional Exposure for the DB Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x Fed Funds Index Return

	=	$1,000.00 x (120% x 0.9925 – 1)

	=	$1,191.00

Accordingly, you would receive a Redemption Amount of $2,139.67 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $3,000.00

	=	$1,316.22 + $1,316.22 + $1,316.22 + $1,191.00 – $3,000.00

	=	$2,139.67

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$1,050.00	15%	14.67%	$154.05	$977.20
Harvest Index	$1,050.00	-40%	-40.17%	-$421.80	$977.20
EMERALD	$1,050.00	5%	4.70%	$49.35	$977.20
DB Fed Funds Index	$1,000.00	3%	2.23%	$22.28	$1,022.28
Total Index Notional Exposure	$3,953.87
Redemption Amount	$953.87
% Increase / Decrease	-4.61%

Example 4: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $1,050 on the last Observation Date. The return of each of the Booster Index, the Harvest Index, EMERALD and the DB Fed Funds Index from the last Observation Date to the Final Valuation Date is 15.00%, -40.00%, 5.00% and 3.00%, respectively. In this case, even though the Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD on the last Observation Date is more than its Index Notional Exposure of $1,000 on the Trade Date and the Final Reference Level of each of the Booster Index, EMERALD and DB Fed Funds Index is greater than the respective Reference Level on the last Observation Date, you would receive a payment at maturity that is less than $1,000.00 per $1,000.00 Face Amount because the increases in the levels of the Booster Index, EMERALD and DB Fed Funds Index are not only offset by the Adjustment Factors and but also by a significantly greater decrease in the level of the Harvest Index. Assuming a period of 90 calendar days from the last Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD on the Final Valuation Date would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,050.00 + $1,050.00 + $1,050.00 + $1,050.00 x (115% x 0.9971 – 1) + $1,050.00 x (60%x 0.9971 – 1) + $1,050.00 x (105% x 0.9971 – 1)] / 3

	=	$977.20

The Index Notional Exposure for the DB Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x Fed Funds Index Return

	=	$1,000.00 x (103% x 0.9925 – 1)

	=	$1,022.28

Accordingly, you would receive a Redemption Amount of $953.87 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $3,000.00

	=	$977.20+ $977.20 + $977.20 + $1,022.28 – $3,000.00

	=	$953.87

Basket Rebalancing on Observation Dates

The following table illustrates hypothetical performances of the Basket Indices and reset of the Index Notional Exposures of the Booster Index, the Harvest Index and EMERALD on each Observation Date and on the Final Valuation Date.  As shown in the table, you have equal notional exposure to each Basket Index on the Trade Date, and the Basket is subsequently rebalanced on each quarterly Observation Date by resetting the notional exposure to each of the Booster Index, the Harvest Index and EMERALD to again be equal, but at a level taking into account the average performance of these three Basket Indices over the previous three months and the applicable Adjustment Factors. The scenarios shown for the 1st, 6th, 7th and 8th Observation Dates are explained in detail below the table. The scenarios shown for the 7th and 8th Observation Dates also demonstrate the rebalancing calculation in the event that a Basket Index level falls to zero. Your notional exposure to the DB Fed Funds Index will not be adjusted on any quarterly Observation Date.

The hypothetical Index Notional Exposures and Redemption Amount set forth below are for illustrative purposes only and assume that the Initial Reference Levels are 340, 535, 205 and 172 for the Booster Index, the Harvest Index, EMERALD and the DB Fed Funds Index, respectively, and that the Index Notional Exposures will be calculated on the scheduled Observation Dates and Final Valuation Date. These Initial Reference Levels are not the actual Initial Reference Levels on the Trade Date. The actual Redemption Amount applicable to a purchaser of the securities will be the Redemption Amount on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and the following examples, it is assumed that a Redemption Trigger Event does not occur and that you do not exercise your early redemption right. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.

Rebalancing 1 June 20, 2011	Previous Index Notional Exposure	Previous Reference Level	Reference Level on Current Observation Date	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	New Index Notional Exposure
Booster Index	$1,000.00	340	357	5.00%	4.69%	$46.86	$1,046.86
Harvest Index	$1,000.00	535	562	5.00%	4.69%	$46.86	$1,046.86
EMERALD	$1,000.00	205	215	5.00%	4.69%	$46.86	$1,046.86
DB Fed Funds Index	$1,000.00	172	181	5.00%	N/A	N/A	$1,000.00
Total	$4,000.00					$140.59	$4,140.59
Rebalancing 2 September 19, 2011
Booster Index	$1,046.86	357	357	0.00%	-0.29%	-$3.03	$1,043.84
Harvest Index	$1,046.86	562	562	0.00%	-0.29%	-$3.03	$1,043.84
EMERALD	$1,046.86	215	215	0.00%	-0.29%	-$3.03	$1,043.84
DB Fed Funds Index	$1,000.00	181	181	0.00%	N/A	N/A	$1,000.00
Total	$4,140.59					-$9.08	$4,131.51
Rebalancing 3 December 19, 2011
Booster Index	$1,043.84	357	428	20.00%	19.65%	$205.14	$1,200.41
Harvest Index	$1,043.84	562	567	1.00%	0.71%	$7.39	$1,200.41
EMERALD	$1,043.84	215	269	25.00%	24.64%	$257.19	$1,200.41
DB Fed Funds Index	$1,000.00	181	172	-5.00%	N/A	N/A	$1,000.00
Total	$4,131.51					$469.72	$4,601.23
Rebalancing 4 March 19, 2012
Booster Index	$1,200.41	428	420	-2.00%	-2.28%	-$27.41	$1,256.78
Harvest Index	$1,200.41	567	607	7.00%	6.69%	$80.31	$1,256.78
EMERALD	$1,200.41	269	296	10.00%	9.68%	$116.22	$1,256.78
DB Fed Funds Index	$1,000.00	172	175	2.00%	N/A	N/A	$1,000.00

Total	$4,601.23					$169.13	$4,770.35
Rebalancing 5 June 18, 2012	Previous Index Notional Exposure	Previous Reference Level	Reference Level on Current Observation Date	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	New Index Notional Exposure
Booster Index	$1,256.78	420	399	-5.00%	-5.27%	-$66.29	$1,190.49
Harvest Index	$1,256.78	607	577	-5.00%	-5.27%	-$66.29	$1,190.49
EMERALD	$1,256.78	296	281	-5.00%	-5.27%	-$66.29	$1,190.49
DB Fed Funds Index	$1,000.00	175	170	-3.00%	N/A	N/A	$1,000.00
Total	$4,770.35					-$198.88	$4,571.48
Rebalancing 6 September 18, 2012
Booster Index	$1,190.49	399	199	-50.00%	-50.15%	-$596.99	$1,147.44
Harvest Index	$1,190.49	577	692	20.00%	19.65%	$233.92	$1,147.44
EMERALD	$1,190.49	281	337	20.00%	19.65%	$233.92	$1,147.44
DB Fed Funds Index	$1,000.00	170	166	-2.00%	N/A	N/A	$1,000.00
Total	$4,571.48					-$129.14	$4,442.33
Rebalancing 7 December 18, 2012
Booster Index	$1,147.44	199	0	-100.00%	-100.00%	-$1,147.44	$0.00
Harvest Index	$1,147.44	692	830	20.00%	19.65%	$225.51	$1,372.95
EMERALD	$1,147.44	337	405	20.00%	19.65%	$225.51	$1,372.95
DB Fed Funds Index	$1,000.00	166	161	-3.00%	N/A	N/A	$1,000.00
Total	$4,442.33					-$696.43	$3,745.90
Rebalancing 8 March 18, 2013
Booster Index	$0.00	0	100	N/A	N/A	$0.00	$1,003.95
Harvest Index	$1,372.95	830	914	10.00%	9.69%	$132.98	$1,003.95
EMERALD	$1,372.95	405	445	10.00%	9.69%	$132.98	$1,003.95
DB Fed Funds Index	$1,000.00	161	169	5.00%	N/A	N/A	$1,000.00
Total	$3,745.90					$265.78	$4,011.85
Rebalancing 9 June 18, 2013
Booster Index	$1,003.95	100	98	-2.00%	-2.29%	-$22.96	$1,111.13
Harvest Index	$1,003.95	914	1051	15.00%	14.66%	$147.22	$1,111.13
EMERALD	$1,003.95	445	534	20.00%	19.65%	$197.27	$1,111.13
DB Fed Funds Index	$1,000.00	169	175	3.00%	N/A	N/A	$1,000.00
Total	$4,011.85					$321.53	$4,333.38
Rebalancing 10 September 18, 2013
Booster Index	$1,111.13	98	95	-3.00%	-3.28%	-$36.49	$1,074.64
Harvest Index	$1,111.13	1051	1019	-3.00%	-3.28%	-$36.49	$1,074.64
EMERALD	$1,111.13	534	518	-3.00%	-3.28%	-$36.49	$1,074.64
DB Fed Funds Index	$1,000.00	175	178	2.00%	N/A	N/A	$1,000.00
Total	$4,333.38					-$109.46	$4,223.93
Rebalancing 11 December 18, 2013
Booster Index	$1,074.64	95	92	-3.00%	-3.28%	-$35.25	$1,039.39
Harvest Index	$1,074.64	1019	988	-3.00%	-3.28%	-$35.25	$1,039.39

EMERALD	$1,074.64	518	503	-3.00%	-3.28%	-$35.25	$1,039.39
DB Fed Funds Index	$1,000.00	178	182	2.00%	N/A	N/A	$1,000.00
Total	$4,223.93					-$105.76	$4,118.16

Rebalancing 1: The Index Notional Exposure for each Basket Index is $1,000 on the Trade Date. The return for each of the Booster Index, the Harvest Index and EMERALD from the Trade Date to the first Observation Date is 5.00%. Since the Reference Level for each of the Booster Index, the Harvest Index and EMERALD on the first Observation Date is higher than the respective Initial Reference Level by 5.00%, the Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is increased from the Index Notional Exposure of $1,000 on the Trade Date to $1,047.14 on the first Observation Date, calculated as follows, assuming a period of 94 calendar days from the Trade Date to the first Observation Date:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,000.00 + $1,000.00 + $1,000.00 + $1,000.00 x (357/340 x 0.9970 – 1) + $1,000.00 x (562/535 x 0.9970 – 1) + $1,000.00 x (215/205 x 0.9970 – 1)] / 3

	=	$1,046.86

Rebalancing 6: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $1,190.49 on the fifth Observation Date. The return for each of the Booster Index, the Harvest Index and EMERALD from the fifth to the sixth Observation Date is -50.00%, 20.00% and 20.00%, respectively. Even though the Reference Level for each of the Harvest Index and EMERALD on the sixth Observation Date is higher than the respective Reference Level on the fifth Observation Date by 20.00%, the Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is decreased from the Index Notional Exposure of $1,190.49 on the fifth Observation Date to $1,147.44 on the sixth Observation Date, because the increases in the levels of the Harvest Index and EMERALD are offset by a greater decrease in the level of the Booster Index. Assuming a period of 92 calendar days from the fifth Observation Date to the sixth Observation Date, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,190.49 + $1,190.49 + $1,190.49 + $1,190.49 x (199/399 x 0.9971 – 1) + $1,190.49 x (692/577 x 0.9971 – 1) + $1,190.49 x (337/281 x 0.9971 – 1)] / 3

	=	$1,147.44

Rebalancing 7: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $1,147.44 on the sixth Observation Date. The return for each of the Booster Index, the Harvest Index and EMERALD from the sixth to the seventh Observation Date is -100.00%, 20.00% and 20.00%, respectively. Because the Reference Level of the Booster Index on the seventh Observation Date is zero, the Index Notional Exposure for the Booster Index is reduced to zero, and the combined Index Notional Exposure that had been applied to the three Basket Indices is instead applied to only two. Assuming a period of 91 calendar days from the sixth Observation Date to the seventh Observation Date, the Index Notional Exposure for the Harvest Index and EMERALD would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 2

	=	[$1,147.44 + $1,147.44 + $1,147.44 + $1,147.445 x (0/199 x 0.9971 – 1) + $1,147.44 x (830/692 x 0.9971 – 1) + $1,147.44 x (405/337 x 0.9971 – 1)] / 2

	=	$1,372.95

Rebalancing 8: The Index Notional Exposure for each of the Harvest Index and EMERALD is $1,372.95 on the seventh Observation Date. The return for each of the Harvest Index and EMERALD from the seventh to the eighth

Observation Date is 10.00%. Because the Index Notional Exposure for the Booster Index on the seventh Observation Date is zero, the Additional Index Amount for the Booster Index is equal to zero. However, because the Booster Index has recovered to a level above zero, it will receive its normal allocation of the Index Notional Exposure, which, together with the Index Notional Exposure for the Harvest Index and EMERALD, would be calculated as follows, assuming a period of 90 calendar days from the seventh Observation Date to the eighth Observation Date,:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$0.00 + $1,372.95 + $1,372.95 + $0.00 + $1,372.95 x (914/830 x 0.9971 – 1) + $1,372.95 x (445/405 x 0.9971 – 1)] / 3

	=	$1,003.95

Final Valuation Date March 18, 2014	Previous Index Notional Exposure	Previous Reference Level	Final Reference Level	Index Return Excluding Adjustment Factors	Index Return Excluding Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$1,039.39	92	99	7.00%	6.69%	$69.58	$1,068.17
Harvest Index	$1,039.39	988	1008	2.00%	1.71%	$17.76	$1,068.17
EMERALD	$1,039.39	503	498	-1.00%	-1.28%	-$13.34	$1,068.17
DB Fed Funds Index	$1,000.00	172	175	2.00%	1.24%	$12.35	$1,012.35
Total	$4,118.16					$86.34	$4,216.86

* The Initial Reference Level of the DB Fed Funds Index.

** The Fed Funds Index Return calculated based on the Initial Reference Level, Final Reference Level and Adjustment Factor for the DB Fed Funds Index.

Final Valuation Date: The Index Notional Exposure for each of the Booster Index, the Harvest Index and EMERALD is $1,039.39 on the last Observation Date. The return for each of the Booster Index, the Harvest Index and EMERALD from the last Observation Date to the Final Valuation Date is 7.00%, 2.00% and -1.00%, respectively. Assuming a period of 90 calendar days from the last Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD on the Final Valuation Date would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,039.39 + $1,039.39 + $1,039.39 + $1,039.39 x ((99/92) x 0.9971 – 1) + $1,039.39 x ((1088/988) x 0.9971 – 1) + $1,039.39 x ((498/503) x 0.9971 – 1)] / 3

	=	$1,068.17

The Index Notional Exposure for the DB Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000 x Fed Funds Index Return

	=	$1,000 x ((175/172) x 0.9925 – 1)

	=	$1,012.35

Accordingly, you would receive a Redemption Amount of $1178.44 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $3,000

=	$1,068.17 + $1,068.17 + $1,068.17 + $1,012.35 – $3,000

=	$1,216.86

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Redemption Trigger Payment Date for hypothetical performances of the Basket Indices. A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from but excluding the Trade Date to and including the Final Valuation Date is less than the Redemption Trigger Amount of $400.

The hypothetical Redemption Amount set forth below assumes (i) Initial Reference Levels of 340, 535, 205 and 172 for the Booster Index, the Harvest Index, EMERALD and the DB Fed Funds Index, respectively, (ii) a Redemption Trigger Event occurs on May 16, 2011, which would also be the Redemption Trigger Valuation Date, (iii) May 23, 2011 is the Redemption Trigger Payment Date, and (iv) a period of 59 calendar days from the Trade Date to the Redemption Trigger Valuation Date. These Initial Reference Levels are not the actual Initial Reference Levels on the Trade Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The numbers appearing in the following table and examples have been rounded for ease of analysis.

	Initial Index Notional Exposure	Initial Reference Level	Final Reference Level (May 16, 2011)	Index Return Excluding Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$1,000.00	340	75	-77.94%	-$779.83	$694.75
Harvest Index	$1,000.00	535	425	-20.56%	-$207.10	$694.75
EMERALD	$1,000.00	205	220	7.32%	$70.16	$694.75
DB Fed Funds Index	$1,000.00	172	175	1.74%	$9.81	$1,009.81
Total Index Notional Exposure	$3,094.05
Redemption Amount	$94.05
% Increase / Decrease	-90.60%

On May 16, 2011, the levels of the Booster Index and the Harvest Index decrease from their Initial Reference Levels of 340 and 535 to 75 and 425, respectively, and the levels of EMERALD and the DB Fed Funds Index increase from their Initial Reference Levels of 205 and 172 to 220 and 175, respectively.  In this case, even though the Final Reference Level for each of EMERALD and the DB Fed Funds Index is greater than its respective Initial Reference Level, such increases in the levels of EMERALD and DB Fed Funds Index are not sufficient to offset the Adjustment Factors and the significantly greater decreases in the levels of the Booster Index and Harvest Index. Assuming a period of 59 calendar days from the Trade Date to May 16, 2011, the Index Notional Exposure for the Booster Index, Harvest Index and EMERALD on May 16, 2011 would be calculated as follows:

Index Notional Exposure	=	(sum of the Index Notional Exposures + sum of the Additional Index Amounts) / 3

	=	[$1,000.00 + $1,000.00 + $1,000.00 + $1,000.00 x ((75/340) x 0.9981 – 1) + $1,000.00 x ((425/535) x 0.9981 – 1) + $1,000.00 x ((220/205) x 0.9981 – 1)] / 3

	=	$694.75

The Index Notional Exposure for the DB Fed Funds Index on May 16, 2011 would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x Fed Funds Index Return

=	$1,000.00 x ((175/172) x 0.9925 – 1)

=	$1,009.81

Redemption Amount	=	Total Index Notional Exposure – $3,000.00

	=	$694.75 + $694.75 + $694.75 + $1,009.81 – $3,000

	=	$94.05

In this case, assuming the Redemption Amount was never less than the Redemption Trigger Amount prior to May 16, 2011, a Redemption Trigger Event would occur on May 16, 2011, making May 16, 2011 the Redemption Trigger Valuation Date and May 23, 2011 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Redemption Amount is less than the Redemption Trigger Amount of $400.00 on May 16, 2011. Accordingly, you would receive a Redemption Amount of $94.05 per $1,000.00 Face Amount on the Redemption Trigger Payment Date.

Summary

The securities are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a Basket of four Basket Indices, the Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return (the “Booster Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and the Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”), the return of which is reduced, in each case, by the respective Adjustment Factor.  Investors will have equal notional exposure to each Basket Index on the Trade Date. The Basket is subsequently rebalanced on each quarterly Observation Date by resetting the notional exposure to each of the Booster Index, the Harvest Index and EMERALD to again be equal, but at a level taking into account the average performance of these three Basket Indices over the previous three months and the applicable Adjustment Factors. Investors’ notional exposure to the DB Fed Funds Index will not be adjusted on any quarterly Observation Date. Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the respective Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment.  In addition, Investors will have the right to cause us to redeem their securities each year in whole or in part.

The Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return

The Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return is a target volatility index and it seeks to achieve a 14% target volatility level in the Deutsche Bank Commodity Booster - Dow Jones-UBS IndexSM (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index represents a long commodity exposure and seeks to outperform the Dow Jones UBS Commodity IndexSM (the “DJUBS Index”) by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index-S&P GSCITM Light Energy (the “S&P Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The S&P Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the S&P Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the S&P Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the S&P Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by the Index Sponsor on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date.

The Deutsche Bank Fed Funds Total Return Index

The DB Fed Funds Index is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The securities are designed for investors who seek a leveraged return at maturity by providing a total notional exposure of $4,000 on the Trade Date for each $1,000 Face Amount of securities. Because the securities are our senior obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•
ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the Booster Index, the Harvest Index, EMERALD and the DB Fed Funds Index, each reduced by the respective Adjustment Factor. Because the securities provide a total notional exposure of $4,000 on the Trade Date for each $1,000 Face Amount of securities, any negative return of the Basket Indices will be combined resulting in an accelerated loss on your investment. Your payment at maturity or upon an early redemption will be further reduced by the respective Adjustment Factor of each Basket Index. You may lose some or all of your investment in the securities if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

•
QUARTERLY REBALANCING OF BOOSTER INDEX, HARVEST INDEX AND EMERALD TO MAINTAIN EQUAL EXPOSURE — Investors will have equal notional exposure to each Basket Index on the Trade Date. The Basket is subsequently rebalanced on each quarterly Observation Date by resetting the notional exposure to each of the Booster Index, the Harvest Index and EMERALD to again be equal, but at a level taking into account the average performance of these three Basket Indices over the previous three months and the applicable Adjustment Factors. A quarterly rebalanced basket with equal weighting of notional exposure, as compared to a basket of indices with equal weighting based only on initial index levels, provides higher exposure to those indices that have fallen in index levels and lower exposure to those indices that have risen in index levels.

•
POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Redemption Trigger Payment Date based on the Redemption Amount on the Redemption Trigger Valuation Date, even if the Basket Indices subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

•
THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced by the Adjustment Factors. The Booster Adjustment Factor, Harvest Adjustment Factor, EMERALD Adjustment Factor are applied to the Period Index Returns for the Booster Index, Harvest Index and EMERALD, respectively, on each Observation Date, the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Fed Funds Adjustment Factor is applied to the Fed Funds Index Return on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Reference Level on the immediately preceding Observation Date (or, in the case of the Fed Funds Adjustment Factor, on the Trade Date). Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•	TAX CONSIDERATIONS —You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

•
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON A LEVERAGED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Basket Indices. Because the securities provide a total notional exposure of $4,000 on the Trade Date for each $1,000 Face Amount of securities, your investment will be fully exposed to any decline in the Basket Indices on a combined basis resulting in a leveraged loss on your investment. In particular, any positive performance of a Basket Index may be offset by negative performance of other Basket Indices, and the Redemption Amount could decline very rapidly if all Basket Indices decline simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Index is positive or negative. You will lose some or all of your initial investment if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

•
THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon an early redemption, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity or upon an early redemption owed to you under the terms of the securities.

•
QUARTERLY REBALANCING OF BOOSTER INDEX, HARVEST INDEX AND EMERALD MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THESE BASKET INDICES AND REDUCE YOUR EXPOSURE TO INCREASES IN THESE BASKET INDICES — Investors will have equal notional exposure to each Basket Index on the Trade Date. The Basket is subsequently rebalanced on each quarterly Observation Date by resetting the notional exposure to each of the Booster Index, the Harvest Index and EMERALD to again be equal, but at a level taking into account the average performance of these three Basket Indices over the previous three months and the applicable Adjustment Factors. A quarterly rebalanced basket with equal weighting of notional exposure, as compared to a basket of indices with equal weighting based only on initial index levels, provides higher exposure to those indices that have fallen in index levels and lower exposure to those indices that have risen in index levels. Therefore, you may be exposed to any decreases in the levels of these three Basket Indices on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the levels of these Basket Indices may be less than 100%.

•
WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount on the Redemption Trigger Payment Date. The Redemption Amount payable on the Redemption Trigger Payment Date will be calculated using the Redemption Amount on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If the Redemption Amount is less than the Redemption Trigger Amount on any trading day from the Trade Date to the Final Valuation Date, a Redemption Trigger Event has occurred, your Redemption Amount will be determined on the Redemption Trigger Valuation Date and you will lose a significant portion of your initial investment and you may lose your entire initial investment. In addition, you will not benefit from any increase in the Redemption Amount that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity.

•
THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon an early redemption will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Index. The Adjustment Factors for the Booster Index, the Harvest Index and EMERALD reduce their Period Index Returns by approximately 0.29% each quarter the securities remain outstanding. The Adjustment Factor for the DB Fed Funds Index reduces the Fed Funds Index Return by 0.75% (75 basis points), regardless of how long the securities are outstanding. The dollar amount by which the Adjustment Factors reduce the Index Notional Exposures, and therefore the Redemption Amount, increases as the Reference Levels of the Basket Indices increase on the relevant Valuation Dates. The Booster Adjustment Factor, Harvest Adjustment Factor, EMERALD Adjustment Factor are applied to the Period Index Returns for the Booster Index, Harvest Index and EMERALD, respectively, on each Observation Date, the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Fed Funds Adjustment Factor is applied to the Fed Funds Index Return on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor

Redemption Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Reference Level on the immediately preceding Observation Date (or, in the case of the Fed Funds Adjustment Factor, on the Trade Date). At maturity, you will receive less than your initial investment unless the Redemption Amount, after taking into account the Adjustment Factors, is equal to or greater than $1,000 per $1,000 Face Amount of securities.

•
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our equity exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. We and our affiliates are also active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates may hedge our commodity exposure from the securities by entering into various commodity transactions. Such trading and hedging activities may have material adverse effect on the equity or commodities prices and consequently have a negative impact on the performance of the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

•
THE ALLOCATION FEATURE OF THE BOOSTER INDEX AND THE HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE BASE INDICES AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE BASE INDICES —  Each of the Booster Index and the Harvest Index adjusts the level of its investment in its Base Index (as defined below) on a monthly basis.  The level of participation by each Basket Index in its respective Base Index in any given month will depend on the volatility experienced by such Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the levels of the Base Indices on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the levels of the Base Indices may be less than 100%.  The return on the securities, which may be positive or negative, is linked to the performance of the Basket Indices, which is based on the leveraged performance of the Base Indices. Your return, therefore, will depend primarily on whether, and the extent to which, the levels of the Base Indices increase or decrease during the term of the securities.

•
THE LEVERAGE FEATURE OF THE HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM” in this pricing supplement, the Base Index of the Harvest Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Base Index. Because the level of participation of the Harvest Index in the Base Index may be greater than 100%, the effect of the embedded fee of the Base Index may be magnified in the Harvest Index. The maximum participation level of the Harvest Index in the Base Index for any given period is 500%. Therefore, the Harvest Index may be subject to an embedded fee of up to 3.00% per annum for a given period. This fee is in addition to, and irrespective of, the Harvest Adjustment Factor.

•
EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts.  EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that any negative serial correlation between the daily volatility and weekly volatility on the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that EMERALD will appreciate during the term of the securities. EMERALD employs the methodology described herein under “EMERALD” to implement its underlying strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation between the daily volatility and weekly volatility on the S&P 500®. You will not benefit from any results determined on the basis of any such alternative measure.

•
EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period.  The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry.  The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

•
THE HARVEST INDEX, THE BOOSTER INDEX AND EMERALD HAVE VERY LIMITED PERFORMANCE HISTORY — Calculation of the Booster Index, the Harvest Index and EMERALD began on August 8, 2009, May 11, 2008 and October 12, 2009, respectively. Therefore, these Basket Indices have very limited performance history and no actual investment which allowed tracking of the performance of any of these Basket Indices was possible before their respective inception date.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

•
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE INDEX SPONSOR ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the Index Sponsor. We, as the Calculation Agent, will determine whether there has been a Market Disruption Event (as defined herein) with respect to the Basket Indices. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the disrupted Basket Index. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the Basket Indices in the event the regular means of determining the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon an early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Redemption Amounts and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

•
THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Indices, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the volatility of the Basket Indices;

•	the time remaining to maturity of the securities;

•	the commodity markets generally;

•	trends of supply and demand for the commodities reflected in the Base Indices;

•	the composition of the Basket Indices and any changes to the component stocks underlying the Basket Indices;

•	the equity markets generally and any stock prices and dividend rates reflected in the Basket Indices;

•	the financial condition and results of operations of any companies whose shares comprise the Basket Indices and conditions generally in the industries in which such companies operate;

•	the value of Treasury Bills;

•	interest and yield rates generally;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	inflation and expectations concerning inflation;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
THE CORRELATION AMONG THE BASKET INDICES COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Indices increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Indices, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Indices, meaning the positive performance of one Basket Index could be entirely offset by the negative performance of the other.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Base Indices of the Booster Index and the Harvest Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Base Indices of the Booster Index and the Harvest Index.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this pricing supplement.

•
COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Base Indices of the Booster Index and the Harvest Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Base Indices of the Booster Index and the Harvest Index, consequently the levels of the Booster Index and the Harvest Index and the value of your securities in varying ways, and different factors may cause the values of the constituents of the Booster Index and the Harvest Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

•
THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Base Indices of the Booster Index and the Harvest Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Base Indices could be adversely affected and the levels of the Booster Index and the Harvest Index could be reduced, which will have an adverse effect on your payment at maturity or upon an early redemption.

•
THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

•
THE COMMODITY PRICES REFLECTED IN THE BASE INDICES ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Base Indices of the Booster Index and the Harvest Index may be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the levels of the Base Indices and, consequently, the levels of the Booster Index and the Harvest Index and the return on your investment.

•
IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE BASE INDICES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date would likely have an adverse effect on the closing levels of the Base Indices of the Booster Index and the Harvest Index and, therefore, on the levels of the Booster Index and the Harvest Index and the return on your securities. Limited liquidity relating to the commodities included in the Base Indices of the Booster Index and the Harvest Index may also result in the Index Sponsor being unable to determine the levels of the Base Indices, the Booster Index or the Harvest Index using its normal means.

•
SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Base Indices of the Booster Index and the Harvest Index and, therefore, the levels of the Booster Index and the Harvest Index and the value of your securities.

•
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return

The Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return (the “Booster Index”) is intended to reflect the effect of a dynamic allocation strategy in respect of the Deutsche Bank Commodity Booster-Dow Jones-UBS IndexTM, the Base Index of the Booster Index, based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Booster Index was August 8, 2009.

The Booster Index has been calculated back to a base date of November 28, 1997.  The level of the Booster Index is calculated on an excess return basis (the “TV ER Closing Level”). The TV ER Closing Level was set equal to 100 on November 28, 1997.  The TV ER Closing Levels are quoted in U.S. Dollars.

The Booster Index uses an allocation strategy that seeks to maintain a target volatility of 14% in the Base Index. Whereas the Base Index has no controls for volatility, the Booster Index dynamically controls the exposure to the Base Index in order to target realized volatility of 14%.

Rebalancing occurs monthly to reset the participation of the Booster Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum participation of the Booster Index in the Base Index is 500%.

If, at a Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 14%, the participation of the Booster Index in the Base Index will be 100%. If, at the Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 14%, the participation of the Booster Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 14%, the Booster Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 14%, the participation of the Booster Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 14%, the Booster Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 7% (equal to 50% of the target volatility of 14%), the participation of the Booster Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 28% (equal to 200% of the target volatility of 14%), the participation of the Booster Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of March 18, 2011, the participation level of the Booster Index in the Base Index was 114.75%.

The Base Index - the Deutsche Bank Commodity Booster-Dow Jones-UBS IndexTM

The Base Index is sponsored by Deutsche Bank AG, London Branch.  The Base Index seeks to outperform the Dow Jones UBS Commodity IndexSM (the “DJUBS Index”) (described below) by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the DJUBS Index.  For Live Cattle, Soybean Oil, and Lean Hogs, the respective DJUBS Index weight for that commodity is assigned to the corresponding DJUBS Index sub-index. The constituent commodities included in the Base Index are set forth below.

For each index constituent in the Base Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Base Index re-weights on an annual basis after the new DJUBS Index weights have been announced.

The Index Sponsor calculates a closing level for the Base Index on an “excess return” basis (the “ER Closing Level”) on each Index Business Day.

The inception date of the Base Index was February 27, 2008.

The DJUBS Index

The DJUBS Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the DJUBS Index is designed to provide weights that reflect economic significance, diversification, continuity and liquidity.  To determine its component weightings, the DJUBS Index relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity.  To balance the DJUBS Index beyond world production weighting, the DJUBS Index weights are also determined by several rules designed to ensure diversified commodity exposure as disproportionate weighting of any particular commodity or sector may increase volatility.  With respect to diversification, the DJUBS Index does not allow related groups of commodities (e.g., energy or precious metals) to constitute more than 33% of the DJUBS Index, and no single commodity may constitute less than 2% or more than 15% of the DJUBS Index. The DJ-UBS Commodity Index Advisory Committee meets annually to determine the composition of the DJUBS Index in accordance with the index methodology established in the DJ-UBS Handbook as published by the sponsors of the DJUBS Index – Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC (“UBS”).

Components of the Base Index

The table below shows those sub-indices included in the Base Index, as well as their respective weights within the Base Index, as of March 18, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Base Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	15.31%
DBLCI-OY GC (Gold)	N.Y. Mercantile Exchange - COMEX	DBLCOGCE Index	10.48%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	10.28%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	7.65%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.29%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	7.06%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	5.20%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	4.08%
DJ UBS Live Cattle ER	Chicago Mercantile Exchange	DJUBSLC Index	3.18%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	3.99%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	3.80%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	3.91%
DJ UBS Soybean Oil ER	Chicago Board of Trade	DJUBSSBO Index	2.74%
DBLCI-OY KC (Coffee "C")	ICE Futures U.S.	DBLCYEKC Index	2.74%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	2.25%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	2.59%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	2.41%
DJ UBS Lean Hogs ER	Chicago Mercantile Exchange	DJUBSLH Index	1.99%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	3.05%

Methodology of the Booster Index

Participation in the Base Index

The level of notional participation of the Booster Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 14%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant Rebalancing Date.

Rebalancing occurs on the last Index Business Day of each calendar month (the “Rebalancing Date”). To calculate the Allocation on the Rebalancing Date, the Index Sponsor uses the ER Closing Level of the Base Index on the third-to-last Index Business Day of each calendar month (the “Calculation Date”).

An “Index Business Day” means a day (other than a Saturday or Sunday):

(a)	on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City; and

(b)	on which the exchange for each underlying commodities futures contract is open.

“3m Realized Volatility” means, in respect of a Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant Calculation Date, the number of Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the ER Closing Level of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the ER Closing Level of the Base Index on the Index Business Day immediately preceding the jth Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a Calculation Date, the period from (but excluding) the Calculation Date falling in the third calendar month prior to the month in which the Calculation Date falls to (and including) the Calculation Date.

Excess Return Calculation

The Index Sponsor will calculate a closing level for the Booster Index on an “excess return” basis. The excess return calculation reflects the daily percentage that the Base Index has changed as compared to its ER Closing Level on the last Rebalancing Date. This percentage change is weighted by the current Allocation of the Booster Index to the Base Index. The minimum closing level for the Booster Index is 0.

Subject to any Index Adjustment Event (as defined below), the TV ER Closing Level of the Booster Index on each Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ER Closing Level on the Rebalancing Date immediately preceding such Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the Rebalancing Date immediately preceding such Index Business Day and (y) (a) the quotient of (i) the ER Closing Level of the Base Index on such Index Business Day (as numerator) and (ii) the ER Closing Level of the Base Index on the Rebalancing Date immediately preceding such Index Business Day less (b) 1.

Expressed as a formula:

Where:

“TV(t)” is the TV ER Closing Level of the Booster Index for the relevant Index Business Day;

“TV (m(t))” is the TV ER Closing Level of the Booster Index on the Rebalancing Date immediately preceding the relevant Index Business Day;

“Allocation (m(t))” is the Allocation on the Rebalancing Date immediately preceding the relevant Index Business Day;

“Index (t)” means the ER Closing Level of the Base Index on the relevant Index Business Day; and

“Index (m(t))” means the ER Closing Level of the Base Index on the Rebalancing Date immediately preceding the relevant Index Business Day.

Corrections to the ER Closing Level

In calculating the TV ER Closing Level, the Index Sponsor will have regard to subsequent corrections to the ER Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Index Business Day following the Index Business Day to which the TV ER Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the closing levels by reference to the ER Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Booster Index and the publication of the closing levels relating to the Booster Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Booster Index and the publication of the closing levels relating to the Booster Index or (c) make such determinations and/or adjustments to the terms of this description of the Booster Index as it considers appropriate to determine the closing levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a closing level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the ER Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to an Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means the index which will be deemed to be the Base Index for the purposes of determining the ER Closing Level if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of the Booster Index as it considers appropriate to determine the TV ER Closing Level on any such Index Business Day; and/or
(ii)	defer publication of the information relating to the Booster Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or
(iii)	permanently cancel publication of the information relating to the Booster Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ER Closing Level in respect of the Booster Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Booster Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Booster Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Booster Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Booster Index.

Publication of TV ER Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV ER Closing Level on Bloomberg page DBCMBTVE <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ER Closing Level published on Bloomberg page DBCMBTVE <Index> and the TV ER Closing Level as calculated pursuant to the Index description contained herein and the related Index rules (the “Rules”), the TV ER Closing Level calculated pursuant to the Index Rules will prevail.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

General

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index-S&P GSCITM Light Energy (the “S&P Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The S&P Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the S&P Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the S&P Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the S&P Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Harvest Index

The Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Harvest Index was May 11, 2008.

The Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Harvest Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 17, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Harvest Index uses an allocation strategy that seeks to maintain a target volatility  (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum participation of the Harvest Index in the Base Index is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Harvest Index can be as high as 500%, the embedded fee for the Harvest Index can be as high as 3.00% per annum during any period in which the leverage is 500%.

If, at a TV Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of March 18, 2011, the participation level of the Harvest Index in the Base Index was 322.58%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Harvest Index, is intended to reflect the effect of a deduction in respect of running costs of 0.60% per annum in respect of a notional funded investment in the Harvest ER Index.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by the Index Sponsor on a “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

The Harvest ER Index

The Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the S&P Booster Index and a short position in the S&P GSCI Light Energy Index. The S&P Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the S&P Booster Index are set forth below.

For each index constituent in the S&P Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The S&P Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the S&P Booster Index

The table below shows those sub-indices included in the S&P Booster Index, as well as their respective weights within the S&P Booster Index, as of March 18, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Harvest ER Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	16.79%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.55%

DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	7.94%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	6.16%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	8.96%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	5.32%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	4.84%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	4.99%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.19%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	4.89%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	2.94%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	3.55%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	4.38%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.59%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.37%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	1.42%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	2.25%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.60%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.65%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.17%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.95%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.80%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	1.10%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.58%

Methodology of the Harvest Index

Participation in the Base Index

The level of notional participation of the Harvest Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Rebalancing Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). To calculate the Allocation on the TV Rebalancing Date, the Index Sponsor uses the Harvest ERAC Closing Level of the Base Index on the second Harvest Index Business Day prior to each TV Balancing Date (the “TV Calculation Date”).

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday):

(a)	on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City; and

(b)	on which the exchange for each underlying commodities futures contract is open.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Commodity Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Harvest Index Business Day following the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Harvest Index and the publication of the closing levels relating to the Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Harvest Index and the publication of the TV ERAC Closing Levels relating to the Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Harvest Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Harvest Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMHVEG <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMHVEG <Index> and the TV ERAC Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by each Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY sub-index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

EMERALD

The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis.  The Index was created by Deutsche Bank AG, the Index Sponsor, on October 12, 2009 and is calculated, maintained and published by the Index Sponsor.  The closing level of EMERALD was set to 100 on March 16, 1998 (the “Index Base Date”). EMERALD is denominated in U.S. dollars.

Investment Strategy and Index Construction

Investment Strategy

The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns.

EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. EMERALD will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decrease under the opposite scenario.

Volatility is a statistical measure of the amount of movement of the price of an asset over a period of time and is the market standard for expressing the riskiness of an asset.  Volatility is generally calculated based on the natural logarithm of the return of an asset between each observation. Realized volatility is a calculation of this amount of movement historically from prices or levels of the asset observed periodically in the market over a set period.  The realized volatility is characterized by the frequency of the observations of the asset price used in the calculation and the period over which observations are made. For example, six-month daily realized volatility denotes realized volatility calculated from daily closing asset prices over a six-month period.  Implied volatility is a market estimate of the volatility an asset will realize over a future period of time.  Implied volatility is determined from the market prices of listed options on the asset.

Variance is the square of volatility and is used in certain products in the over-the-counter (OTC) derivatives market in place of volatility due to mathematical properties that make it more convenient for financial institutions to value and hedge those products. EMERALD primarily uses variance in its calculations for this reason, but uses and refers to volatility as a standard reference measure consistent with market practice.

Index Construction

EMERALD is a composite of five weekday sub-indices, one each for Monday, Tuesday, Wednesday, Thursday, and Friday, each beginning on a weekday and resetting on the corresponding weekday in the following week (each a “sub-

index” and together the “sub-indices”). Each sub-index represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.

Each week, the notional amount of each sub-index is reset on its respective weekday to an amount such that the sub-index level would change by approximately 10% if the weekly-observation volatility is lower (resulting in a positive change to the index) or higher (resulting in a negative change to the index) than the daily-observation volatility by 15% of the volatility at resetting (calculated as described below) over a 6 month period. (This relationship is hypothetical and is impacted by the absolute levels at which the daily and weekly volatilities are realized over the period.  Higher volatilities result in a greater change; lower volatilities in a lesser change.)

The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry dates to form a fair implied variance curve, from which the 6-month implied variance is linearly interpolated. The 6-month implied volatility is the square root of the 6-month implied variance.

The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

Calculation of the Index Closing Level

The Index Closing Level for EMERALD for any CBOE Trading Day (as defined below) is calculated by adding to the Index Closing Level as of the prior CBOE Trading Day the change in level of each sub-index from such prior day to the current day.

The Index Closing Level for EMERALD and each of the sub-indices will be calculated by the Index Sponsor and rounded if necessary to the sixth decimal place, with 0.0000005 being rounded upwards. However, the Index Closing Level will be rounded for publication if necessary to two decimal places, with 0.005 being rounded upwards (see “Availability of Index Closing Levels and Adjustments” below).

The methodology described herein is subject to the provision set out in ”Change in the Methodology of the Index” below.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Definitions

“Disruption Event” means, in respect of EMERALD on any day, an event (other than a Force Majeure Event and including a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the S&P 500® Index, derivatives based on the S&P 500® Index, and/or the implied volatility of the S&P 500® Index on an alternative basis were such event to occur or exist on such day, all as determined by the Index Sponsor.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor:

(i)
“Price Source Disruption”: a price source is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the S&P 500® Index or its volatility.

(ii)	“Trading Suspension”: a material suspension of trading in any instrument relevant to the calculation of EMERALD (a “relevant instrument”);

(iii)	“Disappearance of Relevant Instrument”: the failure of trading to commence, or the permanent discontinuation of trading in any relevant instrument;

(iv)	“Material Change in Formula”: the occurrence of a material change in the formula for or the method of calculating any relevant instrument;

(v)
“De Minimis Trading”: the number of units of a relevant instrument traded on any relevant date is materially reduced or liquidity in the market for any relevant instrument is otherwise reduced for any reason;

(vi)
“Change of Law or Rules”: any change in, or amendment to, the laws, rules or regulations relating to any relevant instrument or a change in any application or interpretation of such laws, rules or regulations;

(vii)	“Pricing Disruption”: the Index Sponsor is temporarily or permanently unable to calculate or determine the value of any relevant instrument; or

(viii)
“Settlement Disruption”: the Index Sponsor determines in its sole and absolute discretion that trading in, or settlement in respect of any relevant instrument is subject, temporarily or permanently, to any material disruption.

“Force Majeure Event” means, in respect of EMERALD, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine EMERALD and which is beyond the reasonable control of the Index Sponsor.

“CBOE Trading Day” means a day, as determined by the Index Sponsor, on which the Chicago Board Options Exchange (the “CBOE”) is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Change in Methodology of the Index

In calculating and determining the value of EMERALD, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any financial instrument for which values will be derived from the S&P 500® Index and its volatility including options and swaps based on the S&P 500® Index) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and the Index Sponsor will be entitled to make any such modification or change if necessary in order for EMERALD to be calculable. The Index Sponsor may also make modifications to EMERALD to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description.

Publication of Index Closing Level and Adjustments

The Index Closing Level will be published on Bloomberg Services under the title “DBVEMR Index.”

“Equity Mean Reversion Alpha Index” or “EMERALD” is a proprietary index of Deutsche Bank. Any use of such index or its name must be with the consent of Deutsche Bank.

License Agreement with S&P

We have entered into an agreement with S&P providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the S&P 500®, which is owned and published by S&P, in connection with certain securities, including the securities offered herein.

The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500® to track general stock market performance. S&P’s only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the Securities. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S&P 500®. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity or upon an early redemption of the securities. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S”, “S&P”, “S&P 500” AND “500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THIS TRANSACTION IS NOT

SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

The Bloomberg page relating to EMERALD is DBVEMR or any successor to such page or service as selected by the Index Sponsor from time to time. Certain details as to levels of EMERALD and adjustments made in respect of EMERALD may be made available on such page.

The Deutsche Bank Fed Funds Total Return Index

The Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360)*R(t’)+1))* IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

Historical Information

The Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return

The publication of the Booster Index began on August 8, 2009.  The historical performance data below from August 8, 2009 through March 18, 2011 represent the actual performance of the Booster Index. The performance data prior to August 8, 2009 reflect a retrospective calculation of the levels of the Booster Index using archived data and the current methodology for the calculation of the Booster Index. The closing level of the Booster Index on March 18, 2011 was 349.97. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Booster Index was possible at any time prior to August 8, 2009. The historical levels of the Booster Index should not be taken as an indication of future performance, and no assurance can be given as to the Reference Levels of the Booster Index on each Valuation Date. We cannot give you assurance that the performance of the Booster Index will result in the return of any of your initial investment.

The Deutsche Bank Commodity Harvest - 10 USD ERAC IndexTM

The publication of the Harvest Index began on May 11, 2008. The historical performance data below from May 11, 2008 through March 18, 2011 represent the actual performance of the Harvest Index. The performance data prior to May 11, 2008 reflect a retrospective calculation of the levels of the Harvest Index using archived data and the current methodology for the calculation of the Harvest Index. The closing level of the Harvest Index on March 18, 2011 was 533.38. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to May 11, 2008. The historical levels of the Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Reference Levels of the Harvest Index on each Valuation Date. We cannot give you assurance that the performance of the Harvest Index will result in the return of any of your initial investment.

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through March 18, 2011 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on March 18, 2011 was 210.68. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Reference Levels of EMERALD on each Valuation Date. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

The Deutsche Bank Fed Funds Total Return Index

The publication of DB Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through March 18, 2011 represent the actual performance of the DB Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the DB Fed Funds Index using archived data and the current methodology for the calculation of the DB Fed Funds Index. The closing level of the DB Fed Funds Index on March 18, 2011 was 171.6552. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the DB Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the DB Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Reference Levels of the DB Fed Funds Index on each Valuation Date. We cannot give you assurance that the performance of the DB Fed Funds Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of four indices, the Deutsche Bank Commodity Booster-Dow Jones-UBS 14 TV IndexTM Excess Return (the “Booster Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and the Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this pricing supplement and in the subsections below.

Investor Early Redemption

You will have the right to cause us to redeem your securities on two Investor Redemption Payment Dates, in whole or in part, for the Redemption Amount by submitting a notice of your intention, indicating the number of securities (in integral Face Amounts of $1,000), to your broker in accordance with your broker’s instructions so that we receive notification of your intention during the applicable Election Period. The fourteen-calendar day Election Period corresponding to each Investor Redemption Payment Date is set forth in the table below and includes the specified Election Start Date and Election End Date.

Election Start Date	Election End Date	Investor Redemption Valuation Date	Investor Redemption Payment Date
March 6, 2012	March 20, 2012	March 26, 2012	April 2, 2012
February 26, 2013	March 12, 2013	March 18, 2013	March 25, 2013

Any Election End Date that is not a business day will be postponed to the next following business day. If you exercise your early redemption right, the Redemption Amount payable on the applicable Investor Redemption Payment Date will be calculated as of the corresponding Investor Redemption Valuation Date using the relevant Final Reference Levels and Adjustment Factors on such Investor Redemption Valuation Date.

Because the securities are represented by a global security, The Depository Trust Company (the “Depositary”) or the Depositary’s nominee will be the holder of the securities and therefore will be the only entity that can exercise the investor early redemption right. In order to ensure that the Depositary’s nominee will timely exercise the investor early redemption right on your behalf, you must instruct the broker or other direct or indirect participant through which you hold your securities to notify the Depositary of your intention to exercise the investor early redemption right so we are notified of your intention during the applicable Election Period. Different firms have different deadlines for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold your securities for the relevant deadline by which an instruction must be given in order for timely notice to be delivered to the Depositary, which will in turn notify us of the exercise of your early redemption right. We take no responsibility for any failure by your broker or other direct or indirect participant to transmit such notice to the Depositary in a timely manner on your behalf.

Market Disruption Events

With respect to the Booster Index and the Harvest Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Basket Index (or the relevant successor Index); or

•
the settlement price of any Exchange Traded Instrument within the Basket Index (or the relevant successor Index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•	failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Basket Index (or the relevant successor Index); or

•	failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Basket Index (or the relevant successor Index); or

•	a Commodity Hedging Disruption Event (as defined below).

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a Disruption Event or a Force Majeure Event (as such terms are defined above under “EMERALD – Definitions”) materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

With respect to the DB Fed Funds Index, a “Market Disruption Event” means if the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Index.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

“Relevant Exchange” means, for each Basket Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

Adjustments to Valuation Dates

A “Valuation Date” is any Observation Date, Final Valuation Date, Redemption Trigger Valuation Date or Investor Redemption Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Booster Index and the Harvest Index, and for the purposes of this section, a “Valuation Date” shall also include the Trade Date. If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying the Booster Index or the Harvest Index is in effect on a Valuation Date or if any Valuation Date is not a trading day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the relevant Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the relevant Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a trading day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not an trading day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded

Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled trading day after the Trade Date; or

(y)	the fifth scheduled trading day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the relevant Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled trading day after the Trade Date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

With respect to EMERALD, if a closing level for EMERALD is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day, then such Valuation Date for EMERALD will be postponed to the next trading day upon which a Market Disruption Event with respect to EMERALD is not occurring and a closing level for EMERALD is available; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date. If the closing level of the disrupted EMERALD has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the DB Fed Funds Index, if a closing level for the DB Fed Funds Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event, then the closing level of the DB Fed Funds Index for such Valuation Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Index will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Index not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date, Redemption Trigger Payment Date or Investor Redemption Payment Date and is subject to adjustment as described below.

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If an adjustment is made for Market Disruption Events or non-trading days, and

If, due to a Market Disruption Event or non-trading day occurring with respect to any Basket Index, the postponed Final Valuation Date, Redemption Trigger Valuation Date or Investor Redemption Valuation Date for any Basket Index or the date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable, falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following the last postponed Final Valuation Date, postponed Redemption Trigger Valuation Date, postponed Investor Redemption Valuation Date or date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable, to occur.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an early redemption on or prior to 11:00 a.m. on the business day preceding the Maturity Date, Redemption Trigger Payment Date or Investor Redemption Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security, if any, at maturity or upon an early redemption will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per security as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. holders (as defined below) who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon an early redemption), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or settlement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any rebalancing, recomposition or change in methodology of or substitution of a successor to a

Basket Index, Base Index or sub-index, or any rebalancing of the Basket, could be treated as a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Recently Enacted Legislation

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon an early redemption) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States. As a practical matter, you may be subject to withholding unless you provide an IRS form W-8BEN (or W-8ECI, if appropriate).

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon an early redemption. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between DBSI, as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the pricing supplement.

DBSI may pay referral fees to other broker-dealers of up to 0.50% or $5.00 per $1,000 Face Amount of securities. DBSI may pay custodial fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 Face Amount of securities. Deutsche Bank AG will reimburse DBSI for such fees. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The Issue Price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority (FINRA) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.